Exhibit 15

Letter Regarding Unaudited Interim Financial Information

Alfa Corporation

Montgomery, Alabama

Ladies and Gentlemen:

Re: Registration Statement No. 33-83134 on Form S-3 and 33-77916 and 33-76460 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 9, 2006 related to our review of interim financial information. As discussed in note 5 to the consolidated condensed financial statements, Alfa Corporation adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006. Pursuant to Rule 436 under the Securities Act of 1933 (the Act), our report dated August 9, 2006 related to our review of interim financial information is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

KPMG LLP

Birmingham, Alabama

August 9, 2006